EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Janux Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: September 16, 2024

AVALON VENTURES XI, L.P.		AVALON VENTURES XI GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON BIOVENTURES SPV I, L.P.		ABV SPV I GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON BIOVENTURES I, LP		AVALON BIOVENTURES GP, LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

/s/ Kevin Kinsella		/s/ Tighe Reardon
Kevin Kinsella		Tighe Reardon

/s/ Richard Levandov		/s/ Sergio Duron
Richard Levandov		Sergio G. Duron, Ph.D.

/s/ Braden Bohrmann		/s/ Sanford Madigan
Braden Bohrmann		Sanford Madigan, Ph.D.

/s/ Jay Lichter
Jay Lichter, Ph.D.

SCHEDULE A

Transaction	Seller	Date	No. Shares	Price
Open market sale of Common Stock	Avalon Ventures	9/6/2024	108,365	$42.00
Open market sale of Common Stock	Avalon Ventures	9/10/2024	11,319	$46.13	(1)
Open market sale of Common Stock	Avalon Ventures	9/10/2024	34,326	$46.66	(2)
Open market sale of Common Stock	Avalon Ventures	9/12/2024	158,031	$47.00
Open market sale of Common Stock	ABV SPV	9/6/2024	110,644	$42.00
Open market sale of Common Stock	ABV SPV	9/10//2024	11,557	$46.13	(1)
Open market sale of Common Stock	ABV SPV	9/10/2024	35,047	$46.66	(2)
Open market sale of Common Stock	ABV SPV	9/12/2024	161,356	$47.00
Open market sale of Common Stock	ABV I	9/6/2024	20,991	$42.00
Open market sale of Common Stock	ABV I	9/10/2024	2,193	$46.13	(1)
Open market sale of Common Stock	ABV I	9/10/2024	6,649	$46.66	(2)
Open market sale of Common Stock	ABV I	9/12/2024	30,613	$47.00
Open market sale of Common Stock	Lichter	9/9/2024	2,182	$42.33	(3)
Open market sale of Common Stock	Reardon	9/9/2024	15,031	$42.14
Open market sale of Common Stock	Reardon	9/10/24	5,359	$45.87
Open market sale of Common Stock	Reardon	9/12/24	24,042	$47.55
Open market sale of Common Stock	Duron	9/9/2024	3,054	$42.47
Open market sale of Common Stock	Duron	9/10/24	1,096	$46.01
Open market sale of Common Stock	Duron	9/12/24	5,253	$47.80
Open market sale of Common Stock	Madigan	9/9/24	6,142	$48.00
Open market sale of Common Stock	Madigan	9/10/24	1,278	$45.91
Open market sale of Common Stock	Madigan	9/12/24	6,142	$48.00

(1)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $45.50 to $46.47 inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(2)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $46.50 to $47.02 inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(3)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $42.33 to $42.39 inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.